Exhibit 99.1
BRIGHTPOINT REPORTS FOURTH QUARTER AND YEAR END 2010
FINANCIAL RESULTS
INDIANAPOLIS —February 2, 2011 — Brightpoint, Inc. (Nasdaq: CELL), a global leader in providing supply chain solutions to the wireless industry, today announced its financial results for the fourth quarter ended December 31, 2010. Unless otherwise noted, amounts pertain to the fourth quarter of 2010.
FOR THE FOURTH QUARTER OF 2010:
Revenue was $1.1 billion for the fourth quarter of 2010, an increase of 24% compared to the fourth quarter of 2009 and an increase of 26% compared to the third quarter of 2010.
Wireless devices handled were 29.1 million for the fourth quarter of 2010, which was a record amount of units handled in a quarter for Brightpoint. This represents an increase of 21% compared to the fourth quarter of 2009 and an increase of 17% compared to the third quarter of 2010. The increase in wireless devices handled compared to the fourth quarter of 2009 and the third quarter of 2010 was driven by an increase in wireless devices handled through logistic services. Wireless devices handled through logistic services were 23.8 million for the fourth quarter of 2010, which is also a quarterly record for Brightpoint.
Income from continuing operations was $15.4 million or $0.22 per diluted share for the fourth quarter of 2010 compared to $21.4 million or $0.27 per diluted share for the fourth quarter of 2009 and $11.4 million or $0.16 per diluted share for the third quarter of 2010. Income from continuing operations for the fourth quarter of 2009 included a non-taxable gain of $7.7 million or $0.10 per diluted share on the settlement of an indemnification claim with NC Telecom Holding A/S relating to our purchase of Dangaard Telecom A/S.
Adjusted income from continuing operations (non-GAAP) was $24.0 million or $0.34 per diluted share for the fourth quarter of 2010 compared to $17.8 million or $0.22 per diluted share for the fourth quarter of 2009 and $16.4 million or $0.23 per diluted share for the third quarter of 2010.
Adjusted income from continuing operations (non-GAAP) of $0.34 per diluted share for the fourth quarter of 2010 excludes the following items:
•	$3.8 million (pre-tax) of non-cash amortization expense related to acquired intangible assets.

•	$2.9 million (pre-tax) of acquisition expenses related to the acquisition of Touchstone Wireless Repair and Logistics, L.P. (Touchstone).

•	$2.4 million (pre-tax) of non-cash stock based compensation expense.

•	$3.5 million (pre-tax) restructuring charge which primarily consists of lease termination charges and severance charges in connection with continued global entity consolidation and rationalization.

•	$0.2 million (pre-tax) charge related to a contingency that was assumed with the purchase of Dangaard Telecom in July 2007.

•	$4.0 million tax benefit related to the excluded expenses described above.

•	$0.1 million of discrete tax benefit.
Gross margin was 8.5% for the fourth quarter of 2010 compared to 9.0% for the fourth quarter of 2009 and 8.6% for the third quarter of 2010.
SG&A expense was $62.3 million for the fourth quarter of 2010 compared to $55.1 million for the fourth quarter of 2009 and $57.4 million for the third quarter of 2010. Foreign currency fluctuations negatively impacted SG&A expense by approximately $2.0 million compared to the third quarter of 2010. SG&A expenses for the fourth quarter of 2010 included approximately $1.0 million of asset impairment charge as well as increases in equity compensation, travel, recruiting, training, and charitable contribution expenses compared to the same period in prior year.
Total debt was $90.4 million at December 31, 2010, compared to $112.3 million at September 30, 2010 and $97.0 million at December 31, 2009. Total liquidity (unrestricted cash and unused borrowing availability) was $446.7 million at December 31, 2010 compared to $355.5 million at September 30, 2010 and $426.2 million at December 31, 2009. Average daily debt outstanding for the fourth quarter of 2010 was $192.8 million compared to average daily debt outstanding of $220.0 million for the third quarter of 2010 and $167.7 million for the fourth quarter of 2009. Average daily debt for January 2011 was $289.9 million.
Total debt and liquidity at December 31, 2010 and average daily debt for the fourth quarter of 2010 includes the impact of the acquisition of Touchstone for a net purchase price of $75.7 million as well as the purchase of a Center of Excellence facility in the United States for a purchase price of $18.4 million plus closing costs. Both of these transactions closed in December 2010 and were financed with available funds from our amended Senior Revolving Credit Facility.
Cash provided by operating activities was $160.4 million for the year ended December 31, 2010 compared to $163.8 million for the same period in the prior year. Cash provided by operating activities was $137.1 million for the three months ended December 31, 2010 compared to cash provided by operating activities of $51.1 million for the three months ended December 31, 2009 and cash provided by operating activities of $42.1 million for the three months ended September 30, 2010.
The cash conversion cycle was negative 2 days for the fourth quarter of 2010, compared to 6 days for the fourth quarter of 2009 and 9 days for the third quarter of 2010. During the fourth quarter, invoicing issues from one of our key global vendors caused an unusually high accounts payable balance as well as high days payable outstanding. We do not believe this negative cash conversion cycle will continue in future periods. In 2010, the average quarterly cash conversion cycle was 8 days.
EBITDA was $85.8 million for the year ended December 31, 2010 compared to $68.2 million for the same period in the prior year. EBITDA was $30.6 million for the fourth quarter of 2010 compared to $31.9 million for the fourth quarter of 2009 and $21.3 million for the third quarter of 2010. EBITDA for the three months ended December 31, 2009 included a non-cash, non-taxable gain of $7.7 million for the settlement of an indemnification claim with NC Telecom Holding A/S relating to our purchase of Dangaard Telecom A/S.
“I am very pleased with our fourth quarter and full year 2010 operating results, which reflect our continued focus on execution and discipline in managing our business,” said Robert J. Laikin, Chairman of the Board and Chief Executive Officer of Brightpoint, Inc. “Our comprehensive solutions offerings enabled us to handle approximately 99 million wireless devices in 2010 which clearly demonstrates our global leadership position. Our recent acquisition of Touchstone Wireless provides us with new service offerings, which enhances our broad array of wireless supply chain solutions. We will continue to invest in new services that are critical to support the proliferation of smartphones and tablets in the global wireless industry. We expect the global wireless handset market to grow by approximately 10% in 2011.”
“I am pleased we were able to deliver strong financial results for the fourth quarter and throughout 2010,” said Tony Boor, Brightpoint’s Chief Financial Officer and Treasurer. “Distribution average selling price was over $190 for the fourth quarter of 2010, which is an increase of over 22% compared to the fourth quarter of 2009 and reflects our growing share of smartphones sold. Through the team’s diligent execution, we were able to generate $160 million of operating cash flow for the year. This improvement in liquidity allowed us to pay down debt and to capitalize on strategic opportunities, including the purchase of Touchstone Wireless, an additional Center of Excellence facility in North America and the repurchase of over 12 million shares of Brightpoint common stock.”
ACQUISITION OF TOUCHSTONE WIRELESS
Brightpoint acquired Touchstone on December 23, 2010 for $75.7 million and incurred $2.9 million of acquisition expenses. Results of operations related to the acquisition are included in our consolidated results of operations beginning on December 24, 2010. The Company is currently in the process of integrating the Touchstone operations. The following balance sheet sets forth the preliminary valuation of major assets acquired and liabilities assumed in connection with the Touchstone transaction (in thousands):

ASSETS
Current Assets:
Cash and cash equivalents	$2,616
Accounts receivable	13,674
Inventory	5,554
Other current assets	1,083

Total current assets	22,927

Property and equipment, net	5,560
Goodwill and intangible assets	66,507

Total assets acquired	$94,994

LIABILITIES
Total current liabilities	$18,528
Total long-term liabilities	804

Total liabilities assumed	$19,332

Net assets acquired	$75,662

FISCAL YEAR 2011 EXPECTATIONS
The Company currently anticipates handling between 111 million and 114 million wireless devices in 2011. This range represents an increase of 12% to 14% compared to wireless devices handled by the Company in 2010. The Company’s current expectations for wireless devices handled do not include devices handled by Touchstone, which primarily handles used devices for repair, remanufacture or responsible disposition. The Company’s current estimate of the expected growth in global sell-in for the wireless device industry in 2011 is approximately 10% when compared to 2010.
We currently expect income from continuing operations (GAAP) of $0.58 to $0.73 per diluted share and adjusted income from continuing operations (non-GAAP) of $0.90 to $1.05 per diluted share. Adjusted earnings per share (non-GAAP) excludes $0.32 per diluted share of stock based compensation, amortization of acquired intangible assets and restructuring charge (net of tax). Adjusted earnings per share (non-GAAP) assumes 72.7 million of diluted weighted average shares outstanding which includes 2.9 million shares of common stock related to stock based compensation that are presumed to be repurchased under the U.S. GAAP treasury stock method. Please see the supplemental information attached for the reconciliation of the range of estimated GAAP diluted earnings per share to estimated as-adjusted (non-GAAP) diluted earnings per share.
Please see the attached Schedules and the Investors section at the Brightpoint website at www.brightpoint.com for an explanation and reconciled presentation of the results for the quarter ended December 31, 2010 prepared in accordance with U.S. GAAP and on an as adjusted non-GAAP basis. The explanation includes the reasons why management believes such non-GAAP measures are useful both to management and investors. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. In addition, please see the attached Supplemental Information for a reconciliation of EBITDA.
The consolidated statements of operations for all periods presented reflect the reclassification of the results of operations of our Italy and France businesses to discontinued operations in accordance with U.S. GAAP based on our decision to exit the Italy business in the first quarter of 2010 and the France business in the third quarter of 2009. Please see the Investors section at the Brightpoint website at www.brightpoint.com for quarterly statements of operations for all periods that have been reclassified.

(Amounts in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,	September 30,
	2010	2009	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Wireless devices handled	29,096	24,070	24,907
Revenue	$1,120,305	$904,518	$889,029
Gross profit	$94,960	$81,029	$76,486
Gross margin	8.5%	9.0%	8.6%
Selling, general and administrative expenses	$62,273	$55,058	$57,407
Operating income from continuing operations	$22,471	$19,149	$14,473
Income from continuing operations	$15,413	$21,385	$11,437
Net income attributable to common shareholders	$15,873	$18,292	$9,805

Diluted per share:
Income from continuing operations attributable to common shareholders (1)	$0.22	$0.27	$0.16
Net income attributable to common shareholders	$0.23	$0.23	$0.14

(1)	Income from continuing operations attributable to common shareholders for the three months ended December 31, 2009 includes a non-taxable gain of $7.7 million, or $0.10 per diluted share, on the settlement of an indemnification claim with NC Telecom Holding A/S relating to our purchase of Dangaard Telecom A/S.
Conference Call Information
On Thursday, February 3, 2011, at approximately 8:00 a.m. EST, Brightpoint will conduct a conference call to review the Company’s operations and financial performance and will answer participants’ questions. For those who prefer to join the conference call telephonically, use the following information and dial in several minutes prior to the start of the call:
U.S. toll-free dial-in number: 888-710-4015
International dial-in number: 913-312-1521
The presentation of slides can be accessed through the Investors section of the Company’s website at www.brightpoint.com. Following the live presentation, an archive of the webcast will be available through the Investors section of the Company’s website at www.brightpoint.com for approximately one year.
About Brightpoint, Inc.
Brightpoint, Inc. (NASDAQGS: CELL) is a global leader in providing end-to-end supply chain solutions to leading stakeholders in the wireless industry. In 2010, Brightpoint handled approximately 99 million wireless devices globally. Brightpoint’s innovative services include distribution channel management, procurement, inventory management, repair services and reverse logistics, software loading, kitting and customized packaging, fulfillment, product customization, eBusiness solutions, and other outsourced services that integrate seamlessly with its customers. Brightpoint’s effective and efficient platform allows its customers to benefit from quickly deployed, flexible, and cost effective solutions. The Company has approximately 4,000 permanent employees as well as a significant number of temporary employees in more than 25 countries. In 2010, Brightpoint generated revenue of $3.6 billion. Brightpoint provides distribution and customized services to over 25,000 B2B customers worldwide. Additional information about Brightpoint can be found on its website at www.brightpoint.com, or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

Forward Looking and Cautionary Statements
Certain information in this presentation may contain forward-looking statements regarding future events or the future performance of the Company, including estimates for wireless devices handled and income from continuing operations (non-GAAP) per diluted share for 2011 that are subject to change. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, the Company’s most recent Form 10-K and Form 10-Q and the cautionary statements and risk factors contained therein. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation (i) fluctuations in regional demand patterns and economic factors could harm our operations; (ii) we buy a significant amount of our products from a limited number of suppliers, and they may not provide us with competitive products at reasonable prices when we need them in the future; (iii) our dependence on our computer and communications systems; (iv) uncertainty regarding future volatility in our Common Stock price; (v) our ability to expand and implement our future growth strategy, including acquisitions; (vi) protecting our proprietary information; (vii) rapid technological changes in the wireless industry could render our services or the products we handle obsolete or less marketable; (viii) intense industry competition; (ix) the loss or reduction in orders from principal customers or a reduction in the prices we are able to charge these customers could cause our revenues to decline and impair our cash flows; (x) our ability to retain existing logistic services customers at acceptable returns upon expiration or termination of existing agreements; (xi) our business could be harmed by consolidation of mobile operators; (xii) we make significant investments in the technology used in our business and rely on that technology to function effectively without interruptions; (xiii) our future operating results will depend on our ability to maintain volumes and margins; (xiv) the effect of natural disasters, epidemics, hostilities or terrorist attacks on our operations;(xv) uncertainty regarding whether wireless equipment manufacturers and wireless network operators will continue to outsource aspects of their business to us;(xvi) the current economic downturn could cause a severe disruption in our operations;(xvii) our implementation of European Centers of Excellence may not be successful; (xviii) our ability to continue to enter into relationships and financing that may provide us with minimal returns or losses on our investments; (xix) collections of our accounts receivable; (xx) our ability to manage and sustain future growth at our historical or current rates; (xxi) our ability to attract and retain qualified management and other personnel and the cost of complying with labor agreements and high rate of personnel turnover; (xxii) our reliance upon third parties to manufacture products which we distribute and reliance upon their quality control procedures; (xxiii) our debt facilities could prevent us from borrowing additional funds, if needed; (xxiv) our reliance on suppliers to provide trade credit facilities to adequately fund our on-going operations and product purchases; (xxv) a significant percentage of our revenues are generated outside of the United States in countries that may have volatile currencies or other risks;(xxvi) the impact that seasonality may have on our business and results; (xxvii) potential dilution to existing shareholders from the issuance of securities under our long-term incentive plans; and (xxviii) the existence of anti-takeover measures. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words “believe,” “expect,” “anticipate,” “estimate” “intend,” “likely”, “will”, “should” and “plan” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.

BRIGHTPOINT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue
Distribution revenue	$1,022,090	$821,092	$3,258,474	$2,810,354
Logistic services revenue	98,215	83,426	334,765	356,225

Total revenue	1,120,305	904,518	3,593,239	3,166,579

Cost of revenue
Cost of distribution revenue	974,211	782,365	3,107,861	2,692,161
Cost of logistic services revenue	51,134	41,124	170,755	199,891

Total cost of revenue	1,025,345	823,489	3,278,616	2,892,052

Gross profit	94,960	81,029	314,623	274,527

Selling, general and administrative expenses	62,273	55,058	230,034	207,167
Touchstone acquisition expenses	2,931	—	2,931	—
Impairment of long-lived assets	—	—	—	1,452
Amortization expense	3,834	4,116	15,024	15,862
Restructuring charge	3,451	2,706	6,225	13,413

Operating income from continuing operations	22,471	19,149	60,409	36,633

Interest, net	2,404	1,913	7,766	8,677
Loss on legal settlement	—	—	852	—
Gain on indemnification settlement	—	(7,700)	—	(7,700)
Other expense (income)	1,406	1,665	(51)	265

Income from continuing operations before income taxes	18,661	23,271	51,842	35,391

Income tax expense (benefit)	3,248	1,886	12,997	(5,434)

Income from continuing operations	15,413	21,385	38,845	40,825

Discontinued operations, net of income taxes:
Gain (loss) from discontinued operations	383	(3,524)	(8,681)	(13,746)
Gain (loss) on disposal of discontinued operations	77	431	(46)	(523)

Total discontinued operations, net of income taxes	460	(3,093)	(8,727)	(14,269)

Net income attributable to common shareholders	$15,873	$18,292	$30,118	$26,556

Earnings per share attributable to common shareholders — basic:
Income from continuing operations	$0.23	$0.27	$0.56	$0.51
Discontinued operations, net of income taxes	0.01	(0.04)	(0.12)	(0.18)

Net income	$0.24	$0.23	$0.44	$0.33

Earnings per share attributable to common shareholders - diluted:
Income from continuing operations	$0.22	$0.27	$0.55	$0.50
Discontinued operations, net of income taxes	0.01	(0.04)	(0.12)	(0.17)

Net income	$0.23	$0.23	$0.43	$0.33

Weighted average common shares outstanding:
Basic	67,014	78,191	69,004	80,422

Diluted	68,239	79,311	70,194	81,247

BRIGHTPOINT, INC.
NON-GAAP RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)
We have provided income from continuing operations and income from continuing operations per share on both a U.S. GAAP basis and on an as-adjusted non-GAAP basis because the Company’s management believes it provides meaningful information to investors. Among other things, it may assist investors in evaluating the Company’s on-going operations. Adjustments to earnings per share from continuing operations generally include certain non-cash charges such as stock based compensation and amortization of acquired finite lived intangible assets as well as other items such as goodwill impairment charges and restructuring charges. The Company considers these items unrelated to its core operating performance, and believes that use of this non-GAAP measure allows comparison of operating results that are consistent over time. The specific items excluded with respect to our fourth quarter non-GAAP income from continuing operations per share are stock-based compensation expense, acquisition expense, amortization expense, restructuring charge, legal expense, and certain discrete tax items. Non-GAAP income from continuing operations per share is calculated by dividing non-GAAP income from continuing operations by non-GAAP weighted average common shares outstanding (diluted). For purposes of calculating non-GAAP income from continuing operations per share, we add back certain shares presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense. We believe these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business and to evaluate results relative to incentive compensation targets for certain employees. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to measures of financial performance prepared in accordance with U.S. GAAP.

	Three Months Ended December 31,
	2010		2009
	Income from		Income from
	continuing	Impact per	continuing	Impact per
	operations (1)	diluted share	operations (2)	diluted share
GAAP income from continuing operations	$15,413	$0.22	$21,385	$0.27

Non-GAAP adjustments:
Stock based compensation	2,427	0.04	1,549	0.02
Acquisition expense	2,931	0.04	—	—
Amortization	3,771	0.05	4,024	0.05
Restructuring charge	3,451	0.05	2,706	0.03
Gain on indemnification settlement	—	—	(7,700)	(0.10)
Legal expense	204	0.00	—	—
Income tax impact of the above	(4,036)	(0.06)	(2,516)	(0.03)
Discrete income tax items	(112)	(0.00)	(1,630)	(0.02)

As-adjusted (non-GAAP) income from continuing operations	$24,049	$0.34	$17,818	$0.22

As-adjusted (non-GAAP) weighted average common shares outstanding — diluted (5)		70,667		80,769

	Year Ended December 31,
	2010		2009
	Income from		Income from
	continuing	Impact per diluted	continuing	Impact per diluted
	operations (3)	share	operations (4)	share
GAAP income from continuing operations	$38,845	$0.55	$40,825	$0.50

Non-GAAP adjustments:
Stock based compensation	10,343	0.14	6,397	0.07
Acquisition expense	2,931	0.04	—	—
Impairment of long-lived asset	—	—	1,452	0.02
Amortization	14,762	0.20	15,467	0.18
Restructuring charge	6,225	0.09	13,413	0.16
Legal expense	1,056	0.01	—	—
Gain on indemnification settlement	—	—	(7,700)	(0.09)
Income tax impact of the above	(10,535)	(0.15)	(11,556)	(0.14)
Discrete income tax items	125	0.00	(11,423)	(0.14)

As-adjusted (non-GAAP) income from continuing operations	$63,752	$0.88	$46,875	$0.56

As-adjusted (non-GAAP) weighted average common shares outstanding — diluted (5)		72,635		83,137

(1)	Adjusted income from continuing operations (non-GAAP) for the fourth quarter of 2010 excludes the following items:
•	$3.8 million (pre-tax) of non-cash amortization expense related to acquired intangible assets.

•	$2.9 million (pre-tax) of acquisition expenses related to the purchase of Touchstone Wireless Repair and Logistics, L.P.

•	$2.4 million (pre-tax) of non-cash stock based compensation expense.

•	$3.5 million (pre-tax) of restructuring charges which primarily consists of lease termination charges and severance charges in connection with continued global entity consolidation and rationalization.

•	$0.2 million (pre-tax) charge related to a contingency that was assumed with the purchase of Dangaard Telecom in July 2007.

•	$4.0 million tax benefit related to the excluded expenses described above.

•	$0.1 million of net discrete tax benefit. $3.8 million of tax benefit is related to the reversal of valuation allowances on deferred tax assets that are expected to be utilized as a result of restructuring the legal ownership of certain European subsidiaries. This benefit is offset by $2.3 million tax expense related to valuation allowances on deferred tax assets resulting from previous net operating losses in Belgium that are no longer expected to be utilized and $1.4 million of tax expense related to valuation allowances on foreign tax credits that are no longer expected to be utilized in the U.S.
(2)	Adjusted income from continuing operations (non-GAAP) for the fourth quarter of 2009 excludes the following items:
•	$4.0 million (pre-tax) of non-cash amortization expense related to acquired intangible assets.

•	$1.5 million (pre-tax) of non-cash stock based compensation expense.

•	$2.7 million (pre-tax) of restructuring charges in connection with our previously announced 2009 Spending and Debt Reduction Plan.

•	$2.5 million tax benefit of the excluded expenses described above.

•	$7.7 million non-cash, non-taxable gain on the settlement of an indemnification with NC Telecom Holding A/S.

•	$1.6 million of net discrete tax benefit which is comprised of a $3.2 million benefit for the reversal of a valuation allowance on certain tax assets that are expected to be utilized in the U.S., partially offset by $1.6 million of income tax expense related to valuation allowances on deferred tax assets resulting from previous net operating losses in Colombia and Spain that are no longer expected to be utilized.

(3)	Adjusted income from continuing operations (non-GAAP) for the year ended December 31, 2010 excludes the following items:
•	$14.8 million (pre-tax) of non-cash amortization expense related to acquired intangible assets.

•	$10.3 million (pre-tax) of non-cash stock based compensation expense.

•	$2.9 million (pre-tax) of acquisition expenses related to the purchase of Touchstone Wireless Repair and Logistics, L.P.

•	$6.2 million (pre-tax) of restructuring charges which primarily consists of lease termination charges and severance charges in connection with continued global entity consolidation and rationalization.

•	$0.9 million (pre-tax) of costs related to the settlement of a legal dispute that arose in 2006 with the landlord of the former headquarters of Dangaard Telecom in Denmark; Dangaard Telecom was acquired by the Company in July 2007.

•	$0.2 million (pre-tax) charge related to a contingency that was assumed with the purchase of Dangaard Telecom in July 2007.

•	$10.5 million tax benefit of the excluded expenses described above.

•	$0.1 million of net discrete tax expense. $3.1 million of expense is related to valuation allowances on deferred tax assets resulting from previous net operating losses in Colombia, Denmark, and Belgium that are no longer expected to be utilized and $1.4 million of expense is related to valuation allowances on foreign tax credits that are no longer expected to be utilized in the U.S. This tax expense is offset by $3.8 million of tax benefit related to the reversal of valuation allowances on deferred tax assets that are expected to be utilized as a result of restructuring the legal ownership of certain European subsidiaries and $0.6 million of tax benefit related to the reversal of valuation allowance on deferred tax assets that are expected to be utilized in Denmark.
(4)	Adjusted income from continuing operations (non-GAAP) for the year ended December 31, 2009 excludes the following items:
•	$15.5 million (pre-tax) of non-cash amortization expense related to acquired intangible assets.

•	$1.5 million (pre-tax) impairment charge for our Latin America operation’s finite-lived intangible assets. The asset was recorded in connection with the acquisition of certain assets of CellStar in 2007. In the third quarter of 2009, our Latin America operation lost a significant product distribution business, and we determined that the carrying value of the asset was not recoverable.

•	$6.4 million (pre-tax) of non-cash stock based compensation expense.

•	$13.4 million (pre-tax) of restructuring charges in connection with our previously announced 2009 Spending and Debt Reduction Plan.

•	$11.6 million tax benefit of the excluded expenses described above.

•	$7.7 million non-cash, non-taxable gain on the settlement of an indemnification with NC Telecom Holding A/S.

•	$11.4 million of net discrete tax benefit, which is comprised of a $16.3 million benefit for the reversal of a valuation allowance on certain tax assets that are expected to be utilized in the U.S. and the reversal of a reserve on an uncertain tax position in Germany that became more likely than not to be sustained. These benefits were partially offset by $4.9 million of income tax expense related to a valuation allowance on deferred tax assets resulting from previous net operating losses in Denmark, Colombia, and Spain that are no longer expected to be utilized.
(5)	Weighted average common shares outstanding — diluted for the three months ended December 31, 2010 and 2009 includes the effect of 2.4 million (2010) and 1.5 million (2009) common shares outstanding that are presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense. Weighted average common shares outstanding — diluted for year ended December 31, 2010 and 2009 includes the effect of 2.4 million (2010) and 1.9 million (2009) common shares outstanding that are presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense.

BRIGHTPOINT, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	December 31,	December 31,
	2010[1]	2009
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$41,658	$81,050
Accounts receivable (less allowance for doubtful accounts of $9,892 in 2010 and $12,205 in 2009)	487,376	382,973
Inventories	311,804	212,909
Other current assets	75,068	76,656

Total current assets	915,906	753,588

Property and equipment, net	111,107	82,328
Goodwill	78,821	51,877
Other intangibles, net	122,122	98,136
Other assets	19,885	28,062

Total assets	$1,247,841	$1,013,991

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$744,995	$486,584
Accrued expenses	140,191	118,552
Short-term borrowings	408	—

Total current liabilities	885,594	605,136

Long-term liabilities:
Lines of credit, long-term	90,000	—
Long-term debt	—	97,017
Other long-term liabilities	27,894	34,911

Total long-term liabilities	117,894	131,928

Total liabilities	1,003,488	737,064

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value: 1,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value: 100,000 shares authorized; 90,354 issued in 2010 and 89,293 issued in 2009	904	893
Additional paid-in-capital	641,895	631,027
Treasury stock, at cost, 22,917 shares in 2010 and 10,309 shares in 2009	(164,242)	(84,639)
Retained deficit	(255,974)	(286,092)
Accumulated other comprehensive income	21,770	15,738

Total shareholders’ equity	244,353	276,927

Total liabilities and shareholders’ equity	$1,247,841	$1,013,991

[1]	The consolidated balance sheet as of December 31, 2010 includes assets and liabilities acquired in the purchase of Touchstone.

BRIGHTPOINT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended
	December 31,
	2010	2009
Operating activities
Net income	$30,118	$26,556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,676	35,171
Impairment of long-lived assets	—	1,452
Non-cash compensation	10,343	6,484
Restructuring charge	6,225	15,523
Gain on indemnification settlement	—	(7,700)
Change in deferred taxes	7,736	(18,773)
Other non-cash	926	1,096

Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(80,220)	152,024
Inventories	(93,846)	90,172
Other operating assets	447	(1,343)
Accounts payable and accrued expenses	244,041	(136,848)

Net cash provided by operating activities	160,446	163,814

Investing activities
Capital expenditures	(42,108)	(49,178)
Acquisitions, net of cash acquired	(76,075)	—
Increase in other assets	(1,091)	(1,184)

Net cash used in investing activities	(119,274)	(50,362)

Financing Activities
Net proceeds from (repayments on) lines of credit	90,000	(1,578)
Repayments on Global Term Loans	(93,939)	(78,159)
Net proceeds from short-term financing	408	—
Deferred financing costs paid	(3,283)	(392)
Purchase of treasury stock	(79,603)	(16,955)
Deficient tax benefit from equity based compensation	(862)	(1,116)
Proceeds from common stock issuances under employee stock option plans	1,291	225

Net cash used in financing activities	(85,988)	(97,975)

Effect of exchange rate changes on cash and cash equivalents	5,424	8,347

Net increase (decrease) in cash and cash equivalents	(39,392)	23,824

Cash and cash equivalents at beginning of period	81,050	57,226

Cash and cash equivalents at end of period	$41,658	$81,050

Supplemental Information
(Amounts in thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

	Three Months Ended
	December 31,	December 31,	September 30,
	2010	2009	2010
Net income (1)	$15,873	$18,292	$9,805
Net interest expense (1)	2,480	1,965	1,716
Income tax expense (1)	3,248	3,023	1,598
Depreciation and amortization (1)	8,975	8,632	8,210

EBITDA (2)	$30,576	$31,912	$21,329

(1)	Includes discontinued operations

(2)	EBITDA for the three months ended December 31, 2009 included a non-cash, non-taxable gain of $7.7 million for the settlement of an indemnification claim with NC Telecom Holding A/S relating to our purchase of Dangaard Telecom A/S.
EBITDA is a non-GAAP financial measure. Management believes EBITDA provides it with an indicator of how much cash the Company generates, excluding non-cash charges and any changes in working capital. Management also reviews and utilizes the entire statement of cash flows to evaluate cash flow performance.
Cash Conversion Cycle Days
Management utilizes the cash conversion cycle days metric and its components to evaluate the Company’s ability to manage its working capital and its cash flow performance. Cash conversion cycle days and its components for the quarters ending December 31, 2010 and 2009, and September 30, 2010 were as follows:

	Three Months Ended
	December 31,	December 31,	September 30,
	2010	2009	2010
Days sales outstanding in accounts receivable	29	25	30
Days inventory on-hand	26	22	20
Days payable outstanding	(57)	(41)	(41)

Cash Conversion Cycle Days	(2)	6	9

Please see the Investors section of the Brightpoint website at www.brightpoint.com for a detailed calculation of cash conversion cycle days for the three months ended December 31, 2010.

Supplemental Information (continued)
(Amounts in thousands)
Return on Invested Capital (“ROIC”)
Management uses ROIC to measure the effectiveness of its use of invested capital to generate profits. ROIC for the quarters and trailing four quarters ended December 31, 2010 and 2009, and September 30, 2010, was as follows:

	Three Months Ended
	December 31,	December 31,	September 30,
	2010	2009	2010
Operating income after taxes (non-GAAP):
Operating income from continuing operations	$22,471	$19,149	$14,473
Plus: restructuring charge*	3,451	2,706	940
Less: estimated income taxes (1)	(9,073)	(7,649)	(5,395)

Operating income after taxes (non-GAAP)	$16,849	$14,206	$10,018

Invested Capital:
Debt	$90,408	$97,017	$112,301
Shareholders’ equity	244,353	276,927	225,444

Invested capital	$334,761	$373,944	$337,745

Average invested capital (2)	$336,253	$376,721	$333,074
ROIC (3)	20%	15%	12%

	Trailing Four Quarters Ended
	December 31,	December 31,	September 30,
	2010	2009	2010
Operating income after taxes (non-GAAP):
Operating income from continuing operations	$60,409	$36,633	$57,089
Plus: restructuring charge*	6,225	13,413	5,480
Less: estimated income taxes (1)	(23,322)	(17,516)	(21,899)

Operating income after taxes (non-GAAP)	$43,312	$32,530	$40,670

Invested Capital:
Debt	$90,408	$97,017	$112,301
Shareholders’ equity	244,353	276,927	225,444

Invested capital	$334,761	$373,944	$337,745

Average invested capital (2)	$343,419	$382,467	$352,366
ROIC (3)	13%	9%	12%

(1)	Estimated income taxes were calculated by multiplying the sum of operating income from continuing operations and the restructuring charge by an effective tax rate of 35%, which represents an estimated, blended statutory tax rate for the markets in which we operate. The tax rate will be revised beginning in 2011 as our actual effective tax rate has been below 35% for several quarters due to a shift in the geographic mix of income. Using the 2010 non-GAAP effective tax rate of 27%, ROIC for the trailing four quarters ended December 31, 2010 would have been approximately 14%.

(2)	Average invested capital for quarterly periods represents the simple average of the beginning and ending invested capital amounts for the respective quarter. Average invested capital for the trailing four quarters represents the simple average of the invested capital amounts for the current and four prior quarter period ends.

(3)	ROIC is calculated by dividing non-GAAP operating income after taxes by average invested capital. ROIC for quarterly periods is stated on an annualized basis and is calculated by dividing non-GAAP operating income after taxes by average invested capital and multiplying the results by four.

*	We exclude items such as restructuring charges from our calculation of “Operating income after taxes (non-GAAP)” because we do not believe such items are representative of expected future returns. Therefore, we believe decisions to allocate resources should not be influenced by such items.

Supplemental Information (continued)
(Amounts in thousands)
Return on Tangible Capital (“ROTC”)
Management uses Return on Tangible Capital, or ROTC, to provide a measurement which can be consistently and fairly applied internally to all operating entities to determine the effectiveness of each entity’s use of tangible capital. ROTC eliminates the influence of intangible assets balances (and related amortization expense), cash transfer capabilities and income tax rates which vary amongst Brightpoint operating entities and are not controllable by operating entity management. We exclude unusual items such as restructuring charges from our calculation of “Operating income before amortization and restructuring charges (non-GAAP)” because we do not believe such items are controllable by operating entity management or representative of expected future returns. Therefore, we believe decisions to allocate resources should not be influenced by such items. ROTC indicates the return which can be expected on the tangible capital consumed and replaced through the normal business cycle. To calculate ROTC, operating income from continuing operations is adjusted for restructuring charges, goodwill impairment charge and amortization of intangible assets, and this adjusted non-GAAP operating income is applied to average tangible capital. Average tangible capital is calculated as total assets less cash, investments, goodwill, and intangible assets, net of current liabilities excluding short term borrowings. The details of this measurement are outlined below.

	Three Months Ended
	December 31,	December 31,	September 30,
	2010	2009	2010
Operating income before amortization and restructuring charges (non-GAAP):
Operating income from continuing operations	$22,471	$19,149	$14,473
Plus: amortization expense	3,834	4,116	3,666
Plus: restructuring charge	3,451	2,706	940

Operating income before amortization and restructuring charges (non-GAAP):	$29,756	$25,971	$19,079

Tangible capital:
Total assets	$1,247,841	$1,013,991	$932,031
Less: unrestricted cash	41,103	80,536	27,293
Less: goodwill	78,821	51,877	54,092
Less: other intangibles, net	122,122	98,136	83,367

Net tangible assets	$1,005,795	$783,442	$767,279

Total current liabilities	885,594	605,136	577,862
Less: current portion of long-term debt	—	—	7,125
Less: lines of credit and other short term borrowings	408	—	3,059

Net current liabilities	$885,186	$605,136	$567,678

Net tangible capital	$120,609	$178,306	$199,601

Average tangible capital (1)	$160,105	$183,785	$205,297
ROTC (2)	74%	57%	37%

	Trailing Four Quarters
	December 31,	December 31,	September 30,
	2010	2009	2010
Operating income before amortization and restructuring charges (non-GAAP):
Operating income from continuing operations	$60,409	$36,633	$57,089
Plus: amortization expense	15,024	15,862	15,307
Plus: restructuring charge	6,225	13,413	5,480

Operating income before amortization and restructuring charges (non-GAAP):	$81,658	$65,908	$77,876

Tangible capital:
Total assets	$1,247,841	$1,013,991	$932,031
Less: unrestricted cash	41,103	80,536	27,293
Less: goodwill	78,821	51,877	54,092
Less: other intangibles, net	122,122	98,136	83,367

Net tangible assets	$1,005,795	$783,442	$767,279

Total current liabilities	885,594	605,136	577,862
Less: current portion of long-term debt	—	—	7,125
Less: lines of credit and other short term borrowings	408	—	3,059

Net current liabilities	$885,186	$605,136	$567,678

Net tangible capital	$120,609	$178,306	$199,601

Average tangible capital (1)	$183,529	$201,016	$197,260
ROTC (2)	44%	33%	39%

(1)	Average tangible capital for quarterly periods represents the simple average of the beginning and ending tangible capital amounts for the respective quarter.

(2)	ROTC is calculated by dividing non-GAAP operating income before amortization and restructuring charges by average tangible capital. ROTC for quarterly periods is stated on an annualized basis and is calculated by dividing non-GAAP operating income before amortization and restructuring charges by average tangible capital and multiplying the results by four. ROTC is a non-GAAP pre-tax measure, thereby eliminating the influence of income tax rates which vary amongst Brightpoint operating entities and are not controllable by operating entity management.

Supplemental Information (continued)
2011 Expectations
The reconciliation of the range of estimated GAAP diluted earnings per share to estimated as-adjusted (non-GAAP) diluted earnings per share is provided below:

	2011 Expectations
	Income from	Income from
	continuing	continuing
	operations per	operations per
	diluted share	diluted share
GAAP income from continuing operations	$0.58	$0.73

Non-GAAP adjustments (net of tax):
Stock based compensation	0.12	0.12
Restructuring charge	0.06	0.06
Amortization	0.14	0.14

As-adjusted (non-GAAP) income from continuing operations	$0.90	$1.05

As-adjusted (GAAP) weighted average common shares outstanding — diluted	69,720	69,720

Shares presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense	2,935	2,935

As-adjusted (non-GAAP) weighted average common shares outstanding — diluted	72,655	72,655